UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): October 7, 2010

INTERACTIVE SYSTEMS WORLDWIDE INC.

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)

3363 Corte del Cruce Carlsbad, Ca	92009
(Address of principal executive offices)	(Zip Code)

(973) 256-8181

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At a Board of Directors meeting held on October 7, 2010, the Board has agreed to Terms with Mr. Steve Johns to continue in his position as Chief Executive Officer of the Company, effective retroactively to October 1, 2010 for a term of one (1) year.  The appointment is contingent upon the approval of a formal employment agreement consistent with the agreed to Terms.   Mr. Johns, who is 55 years old, has been serving as President/CEO under a four (4) month Agreement with non-cash compensation, managing all aspects for both the Company and for its wholly owned UK subsidiary, Global Interactive Gaming Limited.  Terms of the new Agreement include a base salary of $120,000 annually, to be accrued and payable at such time that the Company has sufficient funds (as detailed in the Terms), Mr. Johns is also entitled to receive certain performance related compensation.  In addition, Mr. Johns will be awarded a variable number of additional stock options, with a maximum of 1,000,000 shares, based upon the amount of new revenue generated by Mr. Johns over the term of Agreement.  Mr. Johns has been a member of the Company’s Board of Directors since January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC.
(Registrant)

By:	/s/ Steve Johns
Steve Johns
Chief Executive Officer

Date:  October 8, 2010